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Exhibit 8.1

March 10, 2014

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership that may be issued and sold by the Partnership; (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and (iii) other securities of the Partnership.

        In connection therewith, we prepared the discussion set forth under the caption "Material Income Tax Considerations" (the "Discussion") in the prospectus contained in the Registration Statement.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in such discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Baker Botts L.L.P.

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  Exhibit 8.1